Exhibit 99.1

RED METAL RESOURCES LTD. Unit 102-278 Bay St. Thunder Bay, ON P7B 1R8

Red Metal Resources Announces Results of Shareholder Meeting and Private Placement of Subscription Receipts and Units

NOT FOR DISTRIBUTION TO UNITED STATES NEWSWIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES

THUNDER BAY, ON, February 17, 2021 - Red Metal Resources Ltd. (the “Company” or “Red Metal”) (OTCPINK: RMES) is pleased to announce that the Company held its Annual and Special Meeting of Shareholders (the “Meeting”) on February 9, 2021, pursuant to which the following matters were voted upon and approved by 99.9% of the shareholder votes at the Meeting:

•the approval of the Plan of Conversion to change the corporate jurisdiction of the Company from the state of Nevada to British Columbia (the “Continuation”);

•the election of five members to the Board of Directors;

•the approval, on an advisory basis, of the say-on-pay proposal every three years;

•the ratification of certain mining royalty agreements entered into by the Company's wholly owned subsidiary; and

•the ratification of Dale Matheson Carr-Hilton Labonte LLP as the Company's independent registered public accounting firm for fiscal 2021.

Following receipt of shareholder approval at the Meeting, the Company completed the Continuation and received a Certificate of Continuation from the British Columbia corporate registry approving the Continuation effective as of February 10, 2021. Further to the Company's news release on December 7, 2020, the Continuation was completed in order to provide the Company with additional flexibility for future capital raising purposes and as a step towards a future listing on a recognized Canadian stock exchange.

Caitlin Jeffs, President and CEO, commented, “The completion of the continuation is an important milestone on the corporate restructuring path undertaken by us over the past few years and we look forward to taking the next steps toward listing on a recognized stock exchange.”

Private Placement Announcement

The Company is also pleased to announce a non-brokered private placement of subscription receipts (each a “Subscription Receipt”) for aggregate gross proceeds of up to CAD$1,000,000 at a price of CAD$0.15 per Subscription Receipt (the “SR Offering”). Each Subscription Receipt will automatically entitle the holder thereof, without payment of any additional consideration and without further action on the part of the holder, to acquire one SR Unit. Until the escrow release conditions (including the listing of the Company's common shares on a recognized stock exchange in Canada) are met in full, the indentures, representing Subscription Receipts, will be held in trust by an escrow agent appointed by the Company. No Subscription Receipts may be exercised by the holders thereof until all escrow release conditions are met in full.

Each SR Unit (an “SR Unit”) will consist of one common share of the Company and one common share purchase warrant (each, an “SR Warrant”). Each SR Warrant will entitle the holder to purchase an additional common share of the Company at a price of CAD$0.30 per common share, if exercised during the first year following the closing date of the SR Offering, and at a price of CAD$0.60, if exercised during the second year following closing date of the SR Offering. Pursuant to the terms of the SR Offering, in the event that the Company does not meet the escrow release conditions by September 30, 2021 (or such later date as may be agreed to by the Company), the escrow agent shall return to the holders of the Subscription Receipts an amount equal to the aggregate purchase price paid for the Subscription Receipts held by each holder, and each Subscription Receipt shall be cancelled and be of no further force or effect.

The Company also announces a concurrent offering of up to 6,666,666 units at a price of CAD$0.15 per unit (each a “Unit”) for gross proceeds of up to CAD$1,000,000 (the “Unit Offering”).  Each Unit will consist of one common share and one common share purchase warrant (the “Warrant”). Each Warrant will entitle the holder thereof to purchase one additional common share of the Company at an exercise price of CAD$0.20 per common share for a period of 24 months from the date of issue. The Warrants are subject to an acceleration clause in the event that the common shares are listed on a recognized stock exchange and trade at a price of CAD$0.30 or greater for 10 consecutive trading days, in which event the Company may notify warrant holders that the Warrants must be exercised within a period of 30 days. The Warrants will automatically expire if the Warrant holders do not exercise them within the accelerated 30 day period.

The Company intends to raise aggregate gross proceeds of CAD$1,000,000 in total either through SR Offering or the Unit Offering or a combination of both. The Units and all underlying securities to be issued pursuant to the SR Offering will be subject to a four-month hold period under applicable Canadian securities laws. The proceeds of the SR Offering and the Unit Offering are expected to be used to advance the Company's flagship Carrizal copper-gold-cobalt property in Atacama, Chile, and general working capital purposes. Finders fees may be paid in connection with the proposed offerings subject to compliance with applicable securities laws. There is no assurance the offerings will be completed as planned or at all.

This press release is not an offer to sell or the solicitation of an offer to buy the securities in the United States or in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification or registration under the securities laws of such jurisdiction. The securities being offered have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and such securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from U.S. registration requirements and applicable U.S. state securities laws.

About Red Metal Resources Ltd.

Red Metal Resources is a mineral exploration company focused on aggressive growth through acquiring, exploring and developing copper-cobalt-gold assets in Chile. The Company’s projects are located in the prolific Candelaria iron oxide copper-gold (IOCG) belt of Chile's coastal Cordillera. Red Metal is quoted on the OTC Link alternative trading system on the OTC Pink marketplace under the symbol RMES.

For more information, visit www.redmetalresources.com.

Contact:

Red Metal Resources Ltd.

Caitlin Jeffs, P.Geo, CEO

807.345.7384

www.redmetalresources.com

Cautionary Note Concerning Forward-Looking Information

This press release contains forward-looking information.  All statements, other than statements of historical fact, that address activities, events or developments that the Company believes, expects or anticipates will or may occur in the future (including, without limitation, statements regarding the completion of the proposed Unit Offering and SR Offering, mineral resource estimates, drill targets, exploration results, future drilling and other future exploration, potential gold discoveries and future development) are forward-looking information.  This forward-looking information reflects the current expectations or beliefs of the Company based on information currently available to the Company.  Forward-looking information is subject to a number of risks and uncertainties that may cause the actual results of the Company to differ materially from those discussed in the forward-looking information, and even if such actual results are realized or substantially realized, there can be no assurance that they will have the expected consequences to, or effects on the Company.  Factors that could cause actual results or events to differ materially from current expectations include, among other things, the possibility that planned drilling programs will be delayed, uncertainties relating to the availability and costs of financing needed in the future, activities of the Company may be adversely impacted by the continued spread of the recent widespread outbreak of respiratory illness caused by a novel strain of the coronavirus (“COVID-19”), including the ability of the Company to secure additional financing, risks related to the exploration stage of the Company’s properties, the possibility that future exploration (including drilling) or development results will not be consistent with the Company’s expectations, failure to establish estimated mineral resources, changes in world gold, copper markets or equity markets, political developments in Chile, fluctuations in currency exchange rates, inflation, changes to regulations affecting the Company’s activities, delays in obtaining or failure to obtain required project approvals, the uncertainties involved in interpreting drilling results and other geological data and the other risks disclosed under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K filed on SEDAR at www.sedar.com and EDGAR at www.sec.gov.  Forward-looking information speaks only as of the date on which it is provided and, except as may be required by applicable securities laws, the Company disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise.  Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainty therein. For further information, please visit our website at www.redmetalresources.com, or contact caitlin.jeffs@redmetalresources.com

OTC Markets has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. This news release may contain forward-looking statements including but not limited to comments regarding the timing and content of upcoming work programs, geological interpretations, receipt of property titles, potential mineral recovery processes, etc. Forward-looking statements address future events and conditions and, therefore, involve inherent risks and uncertainties. Actual results may differ materially from those currently anticipated in such statements.